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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 9, 2002



                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


          LOUISIANA                    0-23383                 72-1395273
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                    Identification No.)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 8, 2002 , OMNI Energy Services Corp. ("the Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and on August 9, 2002 engaged Ernst & Young LLP ("E & Y") as the Company's independent public accountants for the fiscal year ending December 31, 2002, effective immediately. These actions were approved by the Board of Directors of the Company.

         Arthur Andersen's reports on the Company's Financial Statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During fiscal year ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company's Financial Statements for such years. There were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

         The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen has informed the Company that due to its current difficulties it will be unable to respond to the Company's filing stating its agreement with such statements.

         During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, the Company did not consult E & Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.



                                                    OMNI ENERGY SERVICES CORP.


                                                    By: /s/ G. Darcy Klug
                                                       -------------------------
                                                       G. Darcy Klug
                                                       Chief Financial Officer
Dated: August 9, 2002